Exhibit 8.2

[Goodwin Procter Letterhead]

November 7, 2023

RPT Realty
19 W 44th Street
Suite 1002
New York, NY 10036

Ladies and Gentlemen:
This opinion letter is delivered to you in connection with the prospectus included as part of the registration statement on Form S-4 filed with the Securities and Exchange Commission (as amended or supplemented through the date hereof, the “Registration Statement”) in respect of the proposed merger of RPT Realty, a Maryland real estate investment trust (the “Company”), with and into Tarpon Acquisition Sub, LLC, a Delaware limited liability company (“Parent Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of August 27, 2023 (the “Merger Agreement”), by and among Kimco Realty Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust for U.S. federal income tax purposes (“Parent”), Kimco Realty OP, LLC, a Delaware limited liability company (“Parent OP”), Tarpon OP Acquisition Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent OP, Parent Merger Sub, the Company, and RPT Realty, L.P., a Delaware limited partnership.  The opinion herein relates to the accuracy of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMPANY MERGER” in the Registration Statement.   Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

For purposes of the opinion set forth below, we have reviewed and relied upon, without independent investigation thereof, the Merger Agreement and the Registration Statement.
We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us.
Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMPANY MERGER” in the Registration Statement, insofar as it summarizes United States federal income tax law, is accurate in all material respects.
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We express no opinion herein other than the opinion expressly set forth above.

RPT Realty
As of November 7, 2023

The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), all as of the date hereof and all of which are subject to change (possibly with retroactive effect).  Changes in applicable law could adversely affect our opinion.  We do not undertake to advise you as to any changes in applicable law after the date hereof that may affect our opinion.
Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions could adversely affect our opinion.
Our opinion is not binding on the IRS, and the IRS, or a court of law, may disagree with the opinion contained herein.  No ruling has been or will be sought from the IRS by any party to the Merger Agreement as to the accuracy of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMPANY MERGER” in the Registration Statement.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.
[Signature Page Follows]

RPT Realty
As of November 7, 2023

Very truly yours,

/s/ Goodwin Procter LLP
Goodwin Procter LLP